UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2004

PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3161 E. Warm Springs Road
Suite 300
Las Vegas, Nevada	89120
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including are code: (702) 454-7318

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* This Amendment No. 1 to Form 8-K is being filed to amend the Current Report originally filed on November 12, 2004 ("Original 8-K"), to include the audited statement of combined revenues and direct operating expenses and pro forma condensed financial statements for the purchase of certain assets from Savage Resources, LLC and Savage Pipeline, LLC. Nothing else in the Original 8-K is being modified.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Petrol Oil and Gas, Inc. from Savage Resources, LLC and Savage Pipeline, LLC

	For the Year Ended December 31,		For the Nine Months Ended September 30,
	2003	2002	2004	2003
			(Unaudited)

Revenues	$ 6,103,498	$ 2,162,415	$ 6,694,547	$ 4,437,728

Direct operating expenses	4,019,280	1,668,188	4,463,443	2,807,139

Excess of revenues over direct operating expenses	$ 2,084,218	$ 494,227	$ 2,231,104	$ 1,630,589

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Petrol Oil and Gas, Inc. from Savage Resources, LLC and Savage Pipeline, LLC

(1) The Properties

On September 23, 2004, Petrol Oil and Gas, Inc. ("Petrol") entered into an option agreement to purchase certain assets owned by Savage Resources, LLC and Savage Pipeline, LLC for $10,000,000. On October 29, 2004, Petrol entered into an assignment of leases and easements agreement wherein Petrol was assigned the oil and gas and salt water disposal leases and agreements and rights-of-way and easements covering land in Neosho County and Wilson County, Kansas and associated personal properties effective November 1, 2004.

(2) Basis Of Presentation

During the periods presented, the Savage properties were not accounted for or operated in accordance with generally accepted accounting principles. The entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting for oil and gas properties and did not conduct any reserve studies nor calculate an amortization rate per equivalent unit of production. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying statement represent Petrol's net working interest in the properties acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

(3) Commitments And Contingencies

Petrol is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

Supplemental Oil and Gas Information

(Unaudited)

Oil and Gas Reserve Information

Proved oil and gas reserve quantities are based on estimates prepared by engineers provided for Savage in accordance with the guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

	Gas	Oil
	(MMcf)	Mbbl
Total proved reserves:

Balance, December 31, 2002	6,541,844	-
Production	(840,082)	-
Purchases of minerals in-place	-	-
Extensions, discoveries and improved recovery	-	-
Revisions of previous estimates	-	-
Balance, December 31, 2003	5,701,762	-

All of the proved reserves are located in the United States

Proved developed reserves:

Balance, December 31, 2002	6,541,844	-

Balance, December 31, 2003	5,701,762	-

Future Net Cash Flows

Future cash inflows are based on current NYMEX gas prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts. Operating costs, production or ad valorem taxes and future development costs are based on current costs with no escalation.

The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves, net of income tax expense. Future income tax expense on the Savage properties is based on Petrol's purchase price allocation. This information does not purport to present the fair market value of Petrol's oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

December 31,
2003
Cash inflows	$ 27,810,243
Production and development costs	(9,284,957)
Income tax expense	(4,765,949)

Net cash flows	13,759,337
10 percent discount rate	(3,070,471)

Discounted future net cash flow	$ 10,688,866

The following table sets forth the principal sources of change in discounted future cash flows:

For The Year Ended December 31, 2003
Beginning of the year	$ 10,972,921
Sales, net of production costs	(2,084,218)
Net change in prices and production costs	-
Extensions, discoveries and improved recovery, net of related costs	-
Change in future development costs	-
Accretion of discount	1,299,423
Change in income tax	500,740
Revision of quantity estimates	-
Change in production rates and other	-

End of year	$ 10,688,866

(b) Pro Forma Financial Information.

Petrol Oil and Gas, Inc.

Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas properties from Savage during the fourth quarter of 2004.

The pro forma condensed statements of operations are presented to show income from continuing operations as if the Savage transaction occurred as of the beginning of each period presented. The pro forma condensed balance sheet is based on the assumption that the Savage transaction occurred effective September 30, 2004.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Savage transaction occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with the notes thereto, Petrol's Annual Report on Form 10-KSB for the year ended December 31, 2003 and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, and the Statement of Combined Revenues and Direct Operating Expenses included herein.

Petrol Oil and Gas, Inc.

Unaudited Pro Forma Condensed Statement of Operations

For The Year Ended December 31, 2003

	Petrol	Savage	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenues	$ -	$ 6,103,498	$ -		$ 6,103,498

Direct operating costs	-	4,019,280	-		4,019,280
Depreciation, depletion and amortization	-	-	1,139,694	(a)	1,139,694
General & administrative	1,717,628	-	550,342	(b)	2,267,970
Financing costs, net	16,156	-	600,000	(c)	616,156
	-	-	414,500	(d)	414,500
	1,733,784	4,019,280	2,704,536		8,457,600

Income (loss) before income taxes	(1,733,784)	2,084,218	(2,704,536)		(2,354,102)

Provision for income tax	-	-	-		-

Net income (loss)	$(1,733,784)	$ 2,084,218	$(2,704,536)		$ (2,354,102)

Basic and diluted earnings per common share	$ (0.12)				$ (0.16)

Weighted shares outstanding	14,721,438		50,000	(e)	14,771,438

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

Petrol Oil and Gas, Inc.

Unaudited Pro Forma Condensed Statement of Operations

For Nine Months Ended September 30, 2004

	Petrol	Savage	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenues	$ 44,185	$ 6,694,547	$ -		$ 6,738,732

Direct operating costs	-	4,463,443	-		4,463,443
Depreciation, depletion and amortization	-	-	1,183,394	(a)	1,183,394
General & administrative	2,490,405	-	524,974	(b)	3,015,379
Asset retirement obligation accretion	-	-	4,260	(f)	4,260
Financing costs, net	4,007	-	770,900	(c)	774,907
	2,494,412	4,463,443	2,483,528		9,441,383

Income (loss) before income taxes	(2,450,227)	2,231,104	(2,483,528)		(2,702,651)

Provision for income tax	-	-	-		-

Net income (loss)	$(2,450,227)	$ 2,231,104	$(2,483,528)		$ (2,702,651)

Basic and diluted earnings per common share	$ (0.14)				$ (0.16)

Weighted shares outstanding	16,959,057		50,000	(e)	17,009,057

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

Petrol Oil and Gas, Inc.

Unaudited Pro Forma Condensed Balance Sheet

as of September 30, 2004

	Petrol	Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Current assets	$ 6,397,967	$ (1,704,531)	1;2	$ 4,693,436
Net property and equipment	2,868,568	10,000,000	1	12,868,568
Other assets	32,000	66,850	3	98,850
	$ 9,298,535	$ 8,362,319		$ 17,660,854

Liabilities and shareholders' equity
Current liabilities	$ 881,948	$ 198,969	1	$ 1,080,917
Long-term debt	19,163	8,000,000	2	8,019,163
Other non-current liabilities	-	66,850	3	66,850
Shareholders' equity	8,397,424	96,500	2	8,493,924
	$ 9,298,535	$ 8,362,319		$ 17,660,854

Petrol Oil and Gas, Inc.

Notes to Unaudited Pro Forma Condensed Financial Statements

Basis of Presentation

The unaudited pro forma statement of operations for the year ended December 31, 2003, is based on the audited financial statements of Petrol for the year ended December 31, 2003, the audited statement of combined revenues and direct operating expenses for the Savage properties for the year ended December 31, 2003 and the adjustments and assumptions described below.

The unaudited pro forma statement of operations for the nine months ended September 30, 2004, and the unaudited pro forma balance sheet as of September 30, 2004, are based on the unaudited financial statements of Petrol as of and for the nine months ended September 30, 2004, the unaudited statement of combined revenues and direct operating expenses for the Savage properties for the nine months ended September 30, 2004, and the adjustments and assumptions described below.

Pro forma adjustments:

The unaudited pro forma statements of operations reflect the following adjustments:

  Record incremental depreciation, depletion and amortization expense, using units of production method, resulting from the purchase of the Savage properties.

  Record assumed increase in general and administrative expense as a result of the purchase of Savage properties.

  Record interest expense associated with the debt of approximately $8 million incurred under the Laurus Funds financing transaction to fund a portion of the purchase price. Applicable interest rates were prime plus 3% with a floor of 7.5%.

  Record the cost and amortization of the fees of the Laurus loan. Fees were $747,000 and there were warrants also issued in the transaction and the value associated with the warrants using the Black-Scholes pricing model was $2,072,000.

  Record the issuance of 50,000 share of Petrol's stock that was paid as a fee for the Laurus Loan.

  Record asset retirement obligation on properties acquired from Savage.

The unaudited pro forma balance sheet reflects the following adjustments associated with the Savage acquisition September 30, 2004.

  Record the purchase price for Savage properties, net of estimated purchase price adjustments, and assumed liabilities from acquisition. Purchase price adjustments are subject to further review and audit.

  Record the loan from Laurus and transaction costs associated with that loan.

  Record asset retirement obligation and miscellaneous items.

Petrol Oil and Gas, Inc.

Pro Forma Supplemental Oil and Gas Disclosures

(Unaudited)

The following table sets forth certain unauditied pro forma information concerning Petrol's proved oil and gas reserves at December 31, 2003, giving effect to the Savage transaction as if it had occurred on January 1, 2003. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

Proved Oil & Gas Reserves

	Gas Reserves MMcf
	Petrol	Savage	Pro Forma
Balance, December 31, 2002	-	6,541,844	6,541,844
Production	-	(840,082)	(840,082)
Extensions, discoveries and improved recovery	-	-	-
Purchases of minerals in-place	-	-	-
Revisions of previous estimates	-	-	-
Balance, December 31, 2003	-	5,701,762	5,701,762

All of the proved reserves are located in the United States

There were no oil reserves

The following table sets forth unaudited pro forma information concerning the discounted future net cash flows from proved oil and gas reserves of Petrol as of December 31, 2003, net of income tax expense, and given effect to the acquisition of the Savage properties as if it had occurred on January 1, 2003. Income tax expense has been computed using assumptions relating to the future tax rates and the permanent differences and credits under the tax laws relating to oil and gas activities at December 31, 2003. Cash flows relating to the Savage properties are based on Petrol's evaluation of reserves and on information provided by Savage. Future income tax expense on the Savage properties is based on Petrol's purchase price allocation. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value. Reference is made to Petrol's financial statements for the fiscal year ended December 31, 2003, and the statement of combined revenue and direct operating expenses included herein, for a discussion of the assumptions used in preparing the information presented.

Future Net Cash Flows

	Petrol	Savage	Pro Forma
Cash inflows	$ -	$ 27,810,243	$ 27,810,243
Production and development costs	-	(9,284,957)	(9,284,957)
Income tax expense	-	(4,765,949)	(4,765,949)
Net cash flows	-	13,759,337	13,759,337
10 percent discount rate	-	(3,070,471)	(3,070,471)
Discounted future net cash flow	$ -	$ 10,688,866	$ 10,688,866

The following table sets forth the principal sources of change in discounted future net cash flows:

	Petrol	Savage	Pro Forma
At January 1, 2003	$ -	$ 10,972,921	$ 10,972,921
Sales, net of production costs	-	(2,084,218)	(2,084,218)
Net change in prices and production costs	-	-	-
Extensions, discoveries and improved recovery, net of related costs	-	-	-
Change in future development costs	-	-	-
Accretion of discount	-	1,299,423	1,299,423
Change in income tax	-	500,740	500,740
Revision of quantity estimates	-	-	-
Change in production rates and other	-	-	-
At December 31, 2003	$ -	$ 10,688,866	$ 10,688,866

(c) Exhibits

23	Consent of Weaver & Martin, LLC - Dated February 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PETROL OIL AND GAS, INC.

By: /s/ Paul Branagan

Paul Branagan, President

Date: February 3, 2005